UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the

Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2008

CapSource Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	1-31730 (Commission File Number)	84-1334453 (IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO (Address of Principal Executive Offices)	80302 (Zip Code)

Registrant’s telephone number, including area code: (303) 245-0515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 13, 2008, CapSource Financial, Inc. (the “Company”) terminated John Ramos as its Chief Financial Officer (“CFO”) as part of an expense reduction program that included the reduction of holding company executive salaries by 25%. Further salary reductions will be considered should business conditions fail to improve.

(c)           The duties of Chief Financial Officer will be assumed by Mr. Alejandro Sanchez. Mr. Sanchez has served as Chief Financial Officer for the Company’s Mexican subsidiaries, REMEX and RESALTA, since January 2004. Before that time he was Financial Director for NCH de Mexico, a multinational company based in Irving, Texas that makes industrial chemicals, for five years, and previously he held a financial management position with Banco Nacional de Mexico (Banamex). He will receive a salary of $130,000.00 pesos per month, and will be eligible for bonuses from the same bonus pool as the Company’s other executive officers. There are no familial relationships between Mr. Sanchez and any other officer or director of our Company. There are no transactions in which Mr. Sanchez has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)           The Company entered into a Confidential Separation Agreement and General Release with Mr. Ramos dated October 13, 2008, which provides for payment of Mr. Ramos’ salary through November 30, 2008 and a general release of claims. Such agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See “Exhibit Index.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)
Date: October 17, 2008	By:	/s/ Steven E. Reichert
		Name:	Steven E. Reichert
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10	Confidential Separation Agreement and General Release between the Registrant and John Ramos, dated October 13, 2008.